Exhibit 99.1

EDEN ENERGY CORP.

200 Burrard Street, Suite 1925

Vancouver, BC V6C 3L6

Phone: (604) 693-0179 Fax: (604) 357-1062

NEWS RELEASE

Eden Energy Corp. Provides Operational Update. Additional US$ 6MM Raised to Finance Project.

VANCOUVER, April 26, 2005 -- Eden Energy Corp. (EDNE) is pleased to provide an update on its exploration project located on the Noah anticline in eastern Nevada. The first phase of Eden’s ongoing exploration program has identified six structural culminations along the Noah’s 53 mile long thrust faulted anticline. This first phase included proprietary gravity and magnetic surveys, well studies, geochemical analysis and extensive surface sampling and mapping.

The Company is planning a high-resolution 2D seismic survey over a number of these features to further delineate drill sites. The Company expects to commence the seismic program in early summer and have data and a preliminary interpretation done shortly thereafter

To further fund this project the company has closed a private placement financing for gross proceeds of US$ 6,060,100.

The financing was placed by agents of London, England based Ocean Equities Ltd., Haywood Securities Inc. of Vancouver, Canada, Evergreen Capital Corporation of Geneva Switzerland and CK Cooper & Company of Irvine, California, USA.

Acreage:

Eden Energy has accumulated oil and gas leases totaling approximately 210,000 acres in the Noah Project, virtually covering the anticline. Eden does not foresee acquiring significant new acreage at the Noah Project at this time.

Financing:

With the recent private placement, Eden has approximately US$ 7.5 MM in working capital. Since November 2004, Eden Energy Corp. has raised over US $9 MM in private placement financing to fund the acquisition of leases and exploration of the Noah anticline.

General:

Eden Energy Corp. focuses on large scale exploration projects with significant resource potential. Its Noah project in eastern Nevada contains exceptionally rich source rocks, large thrusted rollover structures, and an excellent potential reservoir rock. The area is similar to thrust belts and basins throughout the world, which contain approximately one quarter of the world's proven reserves of oil and gas.

For more information regarding the company and the Noah project, please contact Eden Energy Corp. at 1-866-693-1100 or email: info@edenenergycorp.com

Notice Regarding Forward Looking Statements

This news release contains "forward-looking statements", as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release, which are not purely historical, are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the prospective nature of the Noah Project and its geology as described above, the commencement of seismic surveys in early summer, and efforts to prepare the Noah Project for a drilling program.

Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with oil and gas exploration; changes in reserve estimates if any; the potential productivity of properties; changes in the operating costs, changes in economic conditions, and changes in oil and gas exploration conditions. These forward-looking statements are made as of the date of this news release, and Eden Energy Corp. assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance those beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in Eden Energy Corp.’s annual report on Form 10-KSB for the 2004 fiscal year, its quarterly reports on Form 10-QSB, and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Eden Energy Corp.

CONTACT: regarding the company and the Noah project, please contact Eden Energy Corp. at 1-866-693-1100 or email: info@edenenergycorp.com